                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
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[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           THE LAMSON & SESSIONS CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

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                               LAMSON & SESSIONS

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                                                                  March 28, 2003

To Our Shareholders:

     On behalf of the Board of Directors and management of Lamson & Sessions, I cordially invite you to attend the 2003 Annual Meeting of Lamson's shareholders to be held on Wednesday, April 30, 2003, at 9:00 a.m., local time, at the Wyndham Cleveland Hotel, 1260 Euclid Avenue, Cleveland, Ohio 44115.

     At this meeting, shareholders are expected to elect three directors for a three-year term ending in 2006 and one director for a one-year term ending in 2004.

     In addition, there will be a report on current developments in the Company and an opportunity for questions of general interest to shareholders.

     It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the envelope provided or give your proxy by telephone or over the Internet by following the instructions on the proxy card.

                                            Sincerely,

                                            /s/ John B. Schulze

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

                               LAMSON & SESSIONS

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                 NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 30, 2003

     Notice is hereby given that the Annual Meeting of Shareholders of The Lamson & Sessions Co. will be held at the Wyndham Cleveland Hotel, 1260 Euclid Avenue, Cleveland, Ohio 44115 on April 30, 2003, beginning at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

     1. The election of three directors in Class II for three-year terms expiring in 2006 and the election of one director in Class I for a one-year term expiring in 2004; and

     2. Any other business as may properly come before the Annual Meeting or any adjournment thereof.

     If you were a shareholder of record at the close of business on March 4, 2003, you are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     By order of the Board of Directors.

                                            /s/ John B. Schulze

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

March 28, 2003

                             ---------------------

     IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND, SO THAT YOUR VOTE WILL BE COUNTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY, USING THE RETURN ENVELOPE ENCLOSED, OR GIVE YOUR PROXY BY TELEPHONE OR OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

                               LAMSON & SESSIONS

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 2003

                 DATE OF THE PROXY STATEMENT -- MARCH 28, 2003

                              GENERAL INFORMATION

INFORMATION ABOUT THE ANNUAL MEETING

     Our Annual Meeting will be held on Wednesday, April 30, 2003, at 9:00 a.m., local time, at the Wyndham Cleveland Hotel, 1260 Euclid Avenue, Cleveland, Ohio 44115.

INFORMATION ABOUT THIS PROXY STATEMENT

     We sent you this Proxy Statement and the enclosed proxy card because Lamson's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. If you own Lamson common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Lamson's Shareholder Relations Department at (216) 464-3400. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and which is designed to assist you in voting your shares. On or about March 28, 2003, we began mailing these proxy materials to all shareholders of record at the close of business on March 4, 2003.

WHAT YOU MAY VOTE ON AT THE ANNUAL MEETING

     The election of three directors in Class II, with terms expiring in 2006 and the election of one director in Class I, with a term expiring in 2004.

     The Board recommends that you vote FOR each of the nominees for director.

INFORMATION ABOUT VOTING

     Shareholders can vote on matters presented at the Annual Meeting in four ways:

     (a) By Proxy. You can vote by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the nominees for director. If you do not indicate instructions on the card, your shares will be voted FOR the election of the directors.

     (b) By Telephone. After reading the proxy materials and with your proxy and voting instruction form in front of you, you may call the toll-free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number from your proxy and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

     (c) Over the Internet. After reading the proxy materials and with your proxy and voting instruction form in front of you, you may use your computer to access the Web site http://www.proxyvoting.com. You will be prompted to enter your Control Number from your proxy and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

     (d) In Person. You may come to the Annual Meeting and cast your vote there.

     The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

     You may revoke your proxy at any time before it is exercised by sending a written notice of revocation to Lamson's Secretary, James J. Abel, prior to the Annual Meeting.

     Each share of Lamson common stock is entitled to one vote. As of March 4, 2003, there were 13,777,608 shares of common stock outstanding.

CUMULATIVE VOTING

     Notice that cumulative voting is desired must be given to the President, a Vice President or the Secretary of Lamson at least forty-eight hours before the Annual Meeting. At the start of the Annual Meeting, Lamson's Chairman or Secretary or the shareholder giving such notice must announce notice was given that cumulative voting is desired. If the notice is properly given, each shareholder will have the right to cumulate his or her voting power and cast all of his or her votes for one or more of the nominees. If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them so as to elect as many as possible of the three nominees for Class II and one nominee for Class I.

INFORMATION REGARDING TABULATION OF THE VOTE

     Lamson's policy is that all proxies, ballots and votes tabulated at a meeting of the shareholders are confidential. Representatives of National City Bank will tabulate votes and act as Inspectors of Election at the Annual Meeting.

QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. Under Lamson's Amended Code of Regulations, if shareholders holding 75% of the voting power are present in person or by proxy, a quorum will exist to elect directors at the meeting. For all other business that may be properly conducted at the Annual Meeting, the holders of common stock entitled to exercise two-thirds of the voting power of the Company, present in person or by proxy, shall constitute a sufficient quorum. Abstentions are counted as present for establishing a quorum but broker non-votes are not. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

     The holders of a majority of the voting power represented at the Annual Meeting, whether or not a quorum is present, may adjourn the meeting without notice other than by announcement at the meeting of the date, time and location at which the meeting will be reconvened.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

  Election of Directors

     The four nominees for director receiving the greatest number of votes will be elected at the meeting. Abstentions and broker non-votes will have no effect on the result of the vote on the election of directors.

OTHER MATTERS

     The Board of Directors does not know of any other matter which will be presented at the Annual Meeting other than the election of directors discussed in this Proxy Statement. The Proxy Statement for our Annual Meeting of Shareholders held on April 26, 2002 stated that any shareholder proposal intended to be presented at the 2003 Annual Meeting must be received by the Company not later than November 26, 2002 for inclusion in this Proxy Statement. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.

REVOCATION OF PROXY

     If you give a proxy (either by mailing your proxy card, by telephone or over the Internet), you may revoke it at any time before it is exercised by giving notice to Lamson's Secretary in writing prior to the Annual Meeting.

COSTS OF PROXY SOLICITATION

     Lamson will pay all the costs of soliciting these proxies. In addition to solicitation by mail, proxies may be solicited personally, by telegram, telephone or personal interview by an officer or regular employee of the Company. Lamson will also ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies, and reimburse them for expenses. In addition, Lamson has also retained Georgeson Shareholder Communications, Inc. to aid in the distribution and solicitation of proxies and has agreed to pay Georgeson a fee of approximately $6,500, plus reasonable expenses.

                INFORMATION ABOUT LAMSON COMMON STOCK OWNERSHIP

     The following table sets forth as of December 31, 2002 (except as otherwise noted), all persons we know to be "beneficial owners" of more than five percent of Lamson's common stock. This information is based on Schedules 13G and 13G/A,
Schedule 13F and Form 4 reports filed with the Securities and Exchange Commission ("SEC") by each of the individuals or firms listed in the table below. If you wish, you may obtain these reports from the SEC.

                                       AMOUNT AND
                                       NATURE OF
          NAME AND ADDRESS             BENEFICIAL    PERCENT
        OF BENEFICIAL OWNER           OWNERSHIP(1)   OF CLASS
        -------------------           ------------   --------
Gabelli Funds, Inc., et al             1,932,900(2)   14.00%
c/o Gabelli Asset Management, Inc.
  One Corporate Center
  Rye, New York 10580
Farhad Fred Ebrahimi                   1,618,500(3)   11.75%
  475 Circle Drive
  Denver, Colorado 80206
Dimensional Fund Advisors Inc.         1,064,100(4)    7.72%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
The Lamson & Sessions Co. Investment     860,856(5)    6.25%
  Trust for Retirement Trusts
  25701 Science Park Drive
  Cleveland, Ohio 44122
Wellington Management Company, LLP       850,000(6)    6.17%
  75 State Street
  Boston, Massachusetts 02109
Ironwood Capital Management, LLC         751,400(7)    5.45%
  21 Custom House Street
  Boston, Massachusetts 02110

---------------

(1) "Beneficial Ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own Lamson common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee or a contract or understanding), have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.

(2) Mario J. Gabelli, Marc J. Gabelli and various entities which either one directly or indirectly controls or for which either one acts as chief investment officer reported the ownership of such shares on a Schedule 13F, which was filed with the SEC on February 14, 2003.

(3) Farhad Fred Ebrahimi reported the beneficial ownership of such shares (as of October 11, 2002) on a Form 4, which was filed with the SEC on November 20, 2002. The reporting person claims beneficial ownership of all such shares.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported the beneficial ownership of such shares on a Schedule 13G/A, which was filed with the SEC on February 12, 2003. All of such shares are held by four investment companies and certain other commingled group trusts and separate accounts, as to all of which Dimensional serves as investment advisor or manager. Dimensional disclaims beneficial ownership of all such shares.

(5) The Lamson & Sessions Co. Investment Trust for Retirement Trusts reported the ownership of such shares (as of December 31, 2001) on a Schedule 13 G/A, which was filed with the SEC on March 19, 2002.

(6) Wellington Management Company, LLP, in its capacity as investment advisor, reported the ownership of such shares on a Schedule 13G/A, which was filed with the SEC on February 12, 2003.

(7) Ironwood Capital Management, LLC ("Ironwood") shares beneficial ownership and voting and dispositive power over such shares with Warren J. Isabelle, Richard L. Droster and Donald Collins. Ironwood reported the ownership of such shares on a Schedule 13G, which was filed with the SEC on March 14, 2003.

                             ELECTION OF DIRECTORS

  Nominees for Directors

     The Board of Directors has ten members and is divided into three classes. Class I currently consists of four members, and Classes II and III currently consist of three members each. A single class of directors is elected by the shareholders annually for a three-year term. The terms of the following Class II directors expire at the Annual Meeting: John C. Dannemiller, George R. Hill and
D. Van Skilling. For election as Class II directors at the Annual Meeting, the Governance, Nominating and Compensation Committee has recommended, and the Board of Directors has approved, the re-nomination of Mr. Dannemiller and Dr. Hill and the nomination of William H. Coquillette, who is currently serving as a Class I director, to serve as directors for the three-year term of office which will expire at the Annual Meeting of Shareholders in 2006. For election as a Class I director at the Annual Meeting, the Governance, Nominating and Compensation Committee has recommended, and the Board of Directors has approved, the nomination of Mr. Skilling, to serve as a director in Class I for a one-year term of office which will expire at the Annual Meeting of Shareholders in 2004 along with the terms of the other directors currently serving in Class I. Each director elected will serve until the term of office of the class to which he is elected expires and until the election and qualification of his successor.

     Mr. Skilling is being nominated as a director in Class I because the terms of the Class I directors will expire at the Annual Meeting of Shareholders in 2004, when he will have reached the Company's mandatory retirement age. Mr. Coquillette, who is currently serving on the Board as a Class I director, has been nominated by the Board to stand for election at the 2003 Annual Meeting as a Class II director for a term to expire in three years. If Mr. Coquillette is not elected as a Class II director at the Annual Meeting, he will continue to serve as a Class I director and his term will expire in 2004.

     The directors to be elected will be elected by a plurality of the votes cast for directors. It is the intention of the persons named in the enclosed proxy to vote such proxy as specified and, if no specification is made, to vote such proxy for the election of Messrs. Dannemiller and Coquillette and Dr. Hill as Class II directors and Mr. Skilling as a Class I director. The Board of Directors recommends that you vote FOR the four nominees for director.

     The Board of Directors has no reason to believe that the persons nominated will not be available to serve. In the event that a vacancy among such original nominees occurs prior to the Annual Meeting, shares of common stock of Lamson (the "Common Shares") represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees.

     Listed below are the names of the three nominees for election to the Board of Directors in Class II, the one nominee for election to the Board of Directors in Class I, those continuing directors in Classes I and III, who have previously been elected to terms which will expire in 2004 and 2005, respectively. Also listed is the year in which each individual first became a director of the Company, the individual's principal occupation, information relating to the individual's beneficial ownership of Common Shares of the Company as of March 18, 2003 and certain other information, based in part on data submitted by the directors. Except for Mr. Schulze and Mr. Abel, who beneficially own 6.01% and 2.88%, respectively, of the Company's Common Shares, no director or nominee beneficially owns as much as one percent of the Company's Common Shares. All directors and officers as a group beneficially own 15.36% of the Company's Common Shares.

                      NOMINEES FOR ELECTION AT THE MEETING

                                                                                          COMMON
             NAME, AGE                                                   YEAR FIRST       SHARES
       PRINCIPAL OCCUPATION                                               BECAME A     BENEFICIALLY
          AND BUSINESS(1)                   OTHER DIRECTORSHIPS           DIRECTOR       OWNED(2)
       --------------------                 -------------------         ------------   ------------
CLASS II: TERM EXPIRES IN 2006 IF ELECTED AT THE ANNUAL MEETING
John C. Dannemiller (64)             US Bancorp                             1988           68,662(3)
  Retired Chairman, Applied
  Industrial Technologies
  (Distributor of bearings, power
  transmission components and
  related products)

George R. Hill (61)                  None                                   1990           68,863
  Senior Vice President, The
  Lubrizol Corporation (Full
  service supplier of performance
  chemicals to worldwide
  transportation and industrial
  markets)

William H. Coquillette (53)          None                                   1997           33,858
  Partner, Jones Day (Law firm)

CLASS I: TERM EXPIRES IN 2004 IF ELECTED AT THE ANNUAL MEETING
D. Van Skilling (69)                 First American Corporation             1989           79,038
  Retired Chairman and Chief         American Business Bank
  Executive Officer, Experian        McDATA Corporation
  Information Solutions, Inc.
  (Supplier of credit, marketing
  and real estate information and
  decision support systems)

                              CONTINUING DIRECTORS

                                                                                          COMMON
             NAME, AGE                                                   YEAR FIRST       SHARES
       PRINCIPAL OCCUPATION                                               BECAME A     BENEFICIALLY
          AND BUSINESS(1)                   OTHER DIRECTORSHIPS           DIRECTOR       OWNED(2)
       --------------------                 -------------------         ------------   ------------
CLASS I: TERM EXPIRES IN 2004
James T. Bartlett (65)               Keithley Instruments, Inc.             1997           48,630
  Managing Director, Primus Venture  Oglebay Norton Company
  Partners (Private investment
  firm)

Francis H. Beam, Jr. (67)            Advanced Lighting                      1990           33,857
  Retired President,                 Technologies, Inc.
  Pepper Capital Corp.
  (Venture capital firm)

Martin J. Cleary (67)                Guardian Life Insurance                1989           41,000
  Retired President and              Company of America
  Chief Operating Officer,           CBL & Associates Properties, Inc.
  The Richard E. Jacobs Group (Real
  estate developer)

CLASS III: TERM EXPIRES IN 2005
James J. Abel (57)                   None                                   2002          454,643
  Executive Vice President,
  Secretary, Treasurer and Chief
  Financial Officer of the Company

A. Malachi Mixon, III (62)           Invacare Corporation                   1990          100,679
  Chairman of the Board              The Sherwin Williams Company
  and Chief Executive Officer,       Cleveland Clinic Foundation
  Invacare Corporation
  (Manufacturer and distributor of
  home healthcare products)

John B. Schulze (65)                 None                                   1984          950,026(4)
  Chairman of the Board, President
  and Chief Executive Officer of
  the Company

All present directors and executive                                                     2,429,098
  officers as a group (17 persons)

---------------

(1) Each director and nominee either has held the position shown or has had other executive positions with the same employer or its subsidiary for more than five years.

(2) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after January 17, 2003 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 661,666; Mr. Abel -- 305,667 and all other directors and executive officers as a group -- 521,583.

(3) Includes 1,500 Common Shares with shared voting or investment power held by The Jubilee Foundation, Inc.

(4) Includes shares held jointly or in the name of the director's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 30,700 shares owned by his wife, to which he has disclaimed beneficial ownership. No other director or executive officer has disclaimed beneficial ownership of any shares.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors oversees the business and affairs of Lamson and monitors the performance of management. The independent directors meet in executive session without management on a regular basis. The Board met eight times during 2002.

     The Board has two committees: the Audit Committee and the Governance, Nominating and Compensation Committee (formerly the Compensation and Organization Committee). The name and scope of responsibilities of the Governance, Nominating and Compensation Committee was changed in October 2002. Each committee reports to the Board at the next meeting of the Board following a committee meeting. The Audit Committee and the Governance, Nominating and Compensation Committee held five and two meetings, respectively, in 2002.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     THE AUDIT COMMITTEE: The Audit Committee consists solely of independent directors (as currently required by Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards). Messrs. Beam (Chairman) and Cleary and Dr. Hill currently are the members of the Audit Committee. The functions of the Audit Committee include (i) recommending to the Board of Directors the appointment of the Company's independent auditors, both external and internal, and pre-approving all auditing and non-auditing services to be performed by the independent auditors, (ii) reviewing the independence of the independent auditors, (iii) reviewing the proposed audit programs (including both independent and internal audits) and the results of the independent and internal audits, (iv) reviewing and evaluating the adequacy of the Company's systems of internal accounting controls, (v) reviewing the recommendations of the independent auditors, (vi) reviewing the quarterly and annual financial statements of the Company prior to the filing of such statements with the SEC and, (vii) reviewing such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Audit Committee, in its own discretion, may deem desirable in connection with the review functions described above. The Audit Committee meets privately with the independent auditor groups for both internal and external audits and, the Company's management at each of its meetings.

     THE GOVERNANCE, NOMINATING AND COMPENSATION COMMITTEE: The Governance, Nominating and Compensation Committee consists solely of independent directors. Messrs. Skilling (Chairman), Bartlett, Beam, Dannemiller and Mixon currently are the members of the Governance, Nominating and Compensation Committee. The Governance, Nominating and Compensation Committee considers all material matters relating to the compensation policies and practices of the Company, and administers the Company's incentive plans and base salary policies as they relate to the executive officers of the Company. The Governance, Nominating and Compensation Committee also (i) reviews and recom-mends candidates for election to the Board of Directors, (ii) recommends whether incumbent directors should be nominated for re-election to the Board and, (iii) recommends directors for appointment to any committee of the Board. The Governance, Nominating and Compensation Committee will consider any nominee recommended by a shareholder of the Company. A resume of the candidate's business experience and background should be directed in writing to the attention of Lamson's Secretary. The Governance, Nominating and Compensation Committee also is responsible for developing and recommending corporate governance principles applicable to the Board in compliance with rules and regulations of the New York Stock Exchange ("NYSE") and the SEC.

COMPENSATION OF LAMSON'S DIRECTORS

     Directors who are employees of Lamson do not receive any separate fees or other remuneration for serving as a director of the Board. For fiscal year 2002, nonemployee directors were each paid an annual retainer of $15,000 for their service on the Board of Directors, and received an additional fee of $1,500 for each Board or Board Committee meeting attended. Each of the Chairmen of the Audit Committee and the Governance, Nominating and Compensation Committee received an additional annual fee of $1,500. Lamson has established a Deferred Compensation Plan for Nonemployee Directors (the "Plan"), under which directors may elect to defer their annual retainers and meeting fees. Under this Plan, deferred fees may be invested by the trustee, at a director's option, in either a money market fund or Common Shares of the Company. If a director elects to have this deferred compensation invested in Common Shares of the Company, the director will receive an additional sum, also invested in Common Shares, equal to 25% of the deferred amount.

     Lamson's nonemployee directors are provided with certain retirement and death benefits under the Company's Outside Directors' Benefit Program (the "Program"). All nonemployee directors who have completed an aggregate of one year of continuous service are eligible to participate. The Program generally provides for normal retirement benefits payable upon attainment of age seventy and completion of five years of continuous service. The Program also contains provisions for early retirement benefits, vested deferred retirement benefits, disability retirement benefits and survivors' benefits upon the death of a participant. Participants in the Program or their beneficiaries are eligible to receive benefits in an amount equal to the annual retainer being paid to the participant for service as a nonemployee director at the time he ceases to be a nonemployee director, with such adjustments as are necessary based on the date of retirement or death. Retirement or death benefits under the Program are payable for a ten-year period on a quarterly basis, commencing upon the date of retirement or death. Either the participant, the participant's beneficiary or the Company can elect that such retirement or death benefits be paid in an actuarially-equivalent, lump-sum payment.

     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN: Lamson's Nonemployee Directors Stock Option Plan (the "Directors Plan"), approved by the Company's shareholders in 1994, authorizes the grant of options to nonemployee directors for the purchase of Common Shares. The Directors Plan provides that each year on the Monday following the Annual Meeting of Shareholders, each individual elected, re-elected or continuing as a nonemployee director automatically receives a nonqualified option to purchase 2,000 Common Shares. The exercise price for such options is the average of the high and low prices at which the Common Shares traded on the NYSE on the date of grant. Options become exercisable one year after the date of grant and expire ten years after the date of the grant. The Board of Directors has reserved 160,000 Common Shares for issuance under the Directors Plan.

     Options granted to a nonemployee director must be exercised within 36 months of retirement as a director or within 12 months from the date a director resigns due to disability. Upon the death of a nonemployee director, the director's legal representative or heirs will have twelve months from the date of death to exercise his stock options. However, in no event will options be exercisable after the expiration of the 10-year option period.

     If a director resigns, or ceases to serve as a nonemployee director for any reason other than retirement, disability or death, only those options exercisable on the date of termination will be exercisable. Such options may be exercised within ninety days after termination.

     In the event of a "change in control" of the Company (as defined in the Directors Plan), all stock options fully vest and become exercisable.

     Pursuant to the Directors Plan, on April 29, 2002 each nonemployee director was granted a nonqualified stock option to purchase 2,000 Common Shares at an exercise price of $5.185 per share. These stock options are scheduled to become exercisable on April 29, 2003.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation earned by the Company's five most highly compensated executive officers (the "Named Executive Officers") with respect to the fiscal year shown for services rendered to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                     --------------------------------------
                                                                              AWARDS              PAYOUTS
                                       ANNUAL COMPENSATION           ------------------------   -----------
                                ----------------------------------   RESTRICTED   SECURITIES    PERFORMANCE    ALL OTHER
       NAME AND                                       OTHER ANNUAL     STOCK      UNDERLYING       UNIT       COMPENSATION
  PRINCIPAL POSITION     YEAR    SALARY     BONUS     COMPENSATION   AWARDS(3)    OPTIONS(#)      PAYOUTS        (1)(2)
  ------------------     ----   --------   --------   ------------   ----------   -----------   -----------   ------------
John B. Schulze........  2002   $450,000   $232,280     $    --       $    --       100,000       $    --       $ 30,652
 Chairman of the Board,  2001    450,000        -0-          --            --        80,000            --         34,630
 President and           2000    410,000    630,000          --            --        90,000            --         31,060
 Chief Executive
   Officer
James J. Abel..........  2002    302,000     97,425          --         6,495        40,000            --         46,031(3)
 Executive Vice          2001    290,000        -0-          --           -0-        35,000            --         16,938
 President, Secretary,   2000    270,000    219,000          --        29,200        40,000            --        159,368(3)
 Treasurer and Chief
 Financial Officer
Donald A.
  Gutierrez(4).........  2002    221,000     67,077          --         1,491        25,000            --         23,316(3)
 Senior Vice President   2001    210,000        -0-          --           -0-        20,000            --         16,768
                         2000    180,000    122,850          --         8,190        25,000            --         48,600(3)
Norman P.
  Sutterer(4)..........  2002    185,000     57,294          --         1,273        20,000            --         21,887(3)
 Senior Vice President   2001    175,000        -0-          --           -0-        15,000            --         18,814
                         2000    163,000    130,752          --         2,906        20,000            --         29,883(3)
Albert J. Catani,
  II(4)................  2002    173,000     38,205          --         2,547        12,000            --         28,675(3)
 Vice President          2001    165,000        -0-          --           -0-        10,000            --         20,194
                         2000    157,000    106,350          --         7,090        12,000            --         41,787(3)

---------------

(1) Includes split dollar life insurance premium payments paid for Mr. Schulze, Mr. Abel, Mr. Gutierrez, Mr. Sutterer and Mr. Catani in 2002 of $22,402, $5,306, $7,613, $7,560 and $14,653, respectively;

    in 2001 of $23,410, $5,718, $6,598, $7,594, and $13,001, respectively; and
    in 2000 of $23,410, $5,718, $-0-, $7,594 and $-0-, respectively.

(2) Includes matching contributions up to 75% of the first 6% of an employee's compensation contributed to the Company's 401(k) Deferred Savings Plan with an additional 25% match based on the Company's profitability, which is available to all salaried employees. The matching contributions made by the Company under the Plan to the accounts of: Mr. Schulze, Mr. Abel, Mr. Gutierrez, Mr. Sutterer and Mr. Catani in 2002 totaled $8,250, $8,250, $8,250, $7,961 and $1,287, respectively; in 2001 totaled $11,220, $11,220,
    $10,170, $11,220 and $7,193, respectively; and in 2000 totaled $7,650,
    $7,650, $7,650, $7,761, and $6,337, respectively.

(3) Includes deferred compensation pursuant to Stock Ownership Guidelines for Executive Officers implemented by the Governance, Nominating and Compensation Committee of the Board of Directors. Pursuant to the Stock Ownership Guidelines, officers may elect to defer income earned in a fiscal year. However, the deferral for which the election is made does not occur until February following the end of the fiscal year specified by the officer's election, since bonuses for any fiscal year most recently ended are not approved by the Governance, Nominating and Compensation Committee until then. Therefore, in 2002, the income amounts deferred by Mr. Abel, Mr. Gutierrez, Mr. Sutterer and Mr. Catani were $32,475, $7,453, $6,366 and $12,735, respectively, which were deferred in February 2003, upon approval of bonuses for fiscal year 2002 by the Governance, Nominating and Compensation Committee. In 2001 there were no bonuses paid, therefore, no deferrals were possible. In 2000, the income amounts deferred by Mr. Abel, Mr. Gutierrez, Mr. Sutterer and Mr. Catani were $146,000, $40,950, $14,528 and $35,450, respectively. In addition, for those officers who elect to defer a portion of their bonuses, the Company matches 20% of the deferred amounts in the form of restricted shares to these executives.

(4) Mr. Gutierrez and Mr. Sutterer are responsible for the business segments of Carlon and Lamson Home Products, respectively. Mr. Catani is responsible for the manufacturing operations of the Company.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants made to the Named Executive Officers during fiscal year 2002 pursuant to the 1998 Incentive Equity Plan ("1998 Plan").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           GRANT DATE
                                                    INDIVIDUAL GRANTS                        VALUE
                                  ------------------------------------------------------   ----------
                                     NUMBER OF       % OF TOTAL
                                    SECURITIES        OPTIONS                                GRANT
                                    UNDERLYING       GRANTED TO    EXERCISE                   DATE
                                  OPTIONS GRANTED   EMPLOYEES IN    PRICE     EXPIRATION    PRESENT
              NAME                    (#)(1)        FISCAL YEAR     ($/SH)       DATE       VALUE(2)
              ----                ---------------   ------------   --------   ----------   ----------
John B. Schulze.................      100,000          25.03%       $4.10      2/20/12      $217,000
James J. Abel...................       40,000          10.01%        4.10      2/20/12        86,800
Donald A. Gutierrez.............       25,000           6.26%        4.10      2/20/12        54,250
Norman P. Sutterer..............       20,000           5.01%        4.10      2/20/12        43,400
Albert J. Catani, II............       12,000           3.00%        4.10      2/20/12        26,040

---------------

(1) Options are exercisable after February 20, 2003 and then only as follows: one-third on each anniversary of the grant date over three years, with the number of shares vested in each year rounded to the nearest whole share. In the event of a "change in control" of the Company (as defined in the 1998 Plan, as amended), all stock options fully vest and become exercisable and all awards of stock may be cashed out on the basis of the highest price paid or offered for Common Shares during the preceding 60-day period.

(2) The present value determinations in this column were made pursuant to rules promulgated by the SEC using a Black-Scholes option pricing model and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Shares. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, time of exercise and dividend yield. The Company determined the estimated values using volatility assumptions based on 96 months of stock prices; interest rate assumptions based on the five-year Treasury Strip Yield, as reported in The Wall Street Journal; a dividend yield assumption of zero; and an assumed time of exercise of the option of five years.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information about stock options exercised during fiscal year 2002 by the Named Executive Officers and the fiscal year-end values of unexercised options held by the Named Executive Officers. All of such options were granted under the Company's 1988 Incentive Equity Performance Plan and the 1998 Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                       OPTIONS HELD AT               OPTIONS HELD AT
                          SHARES                    DECEMBER 28, 2002(#)          DECEMBER 28, 2002(1)
                       ACQUIRED ON     VALUE     ---------------------------   ---------------------------
NAME                   EXERCISE (#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ------------   --------   -----------   -------------   -----------   -------------
John B. Schulze......       --        $    --      571,667        183,333        $   -0-        $   -0-
James J. Abel........       --             --      267,334         76,666            -0-            -0-
Donald A. Gutierrez..       --             --       70,334         46,666            -0-            -0-
Norman P. Sutterer...       --             --      105,334         36,666            -0-            -0-
Albert J. Catani, II.       --             --       61,833         22,667            -0-            -0-

---------------

(1) Based on the closing price on the NYSE -- Composite Transactions of the Company's Common Shares on December 27, 2002 (the last trading day in fiscal year 2002) of $3.40.

PENSION BENEFITS

     The following table shows the estimated annual pension benefits under The Lamson & Sessions Co. Salaried Employees' Retirement Plan ("Lamson & Sessions Plan"), that would be payable to employees in various compensation classifications upon retirement at age sixty-five during the year 2002.

                     ANNUAL NORMAL RETIREMENT BENEFITS
                  FOR YEARS OF CREDITED SERVICE INDICATED
AVERAGE ANNUAL   -----------------------------------------
 COMPENSATION    15 YEARS   20 YEARS   25 YEARS   30 YEARS
--------------   --------   --------   --------   --------
   $100,000      $ 25,000   $ 33,333   $ 41,667   $ 50,000
    150,000        37,500     50,000     62,500     75,000
    200,000        50,000     66,667     83,333    100,000
    250,000        62,500     83,333    104,167    125,000
    300,000        75,000    100,000    125,000    150,000
    350,000        87,500    116,667    145,833    175,000
    400,000       100,000    133,333    166,667    200,000
    450,000       112,500    150,000    187,500    225,000
    500,000       125,000    166,668    208,333    250,000
    550,000       137,500    183,335    229,166    275,000
    600,000       150,000    200,000    250,000    300,000
    650,000       162,500    216,668    270,833    325,000
    700,000       175,000    233,335    291,666    350,000
    750,000       187,500    250,000    312,500    375,000
    800,000       200,000    266,668    333,333    400,000
    850,000       212,500    283,335    354,166    425,000
    900,000       225,000    300,000    375,000    450,000

     The amounts listed in the table are computed on a straight-life annuity basis and are subject to an offset for Social Security benefits. These amounts have been determined without regard to the maximum benefit limitations for defined benefit plans and the limitations on compensation imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The Code places limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under federal income tax qualified plans such as the Lamson & Sessions Plan. For benefits accruing in plan years beginning after 1999, no more than $200,000 (indexed for inflation) in annual compensation may be taken into account. However, under the Supplemental Executive Retirement Plan agreements ("SERPS"), described below, participating executives will receive the amounts to which they otherwise would have been entitled under the Lamson & Sessions Plan provided they meet the terms of the applicable SERP.

     The amounts shown in the column under the heading "Average Annual Compensation" are based on the highest five consecutive years of compensation during the last ten years prior to retirement and include salary, overtime and bonuses, but exclude commissions and stock option awards. Normal retirement benefits under the Lamson & Sessions Plan are equal to the greater of (a) 50% of a participant's average annual compensation based on the highest five consecutive years during the last ten years prior to retirement less 50% of the participant's primary Social Security benefit or (b) $3,600 times a fraction, the denominator of which is 30 and the numerator of which is the participant's number of years of service up to 30.

     Messrs. Schulze, Abel, Gutierrez, Sutterer and Catani are participants in the Lamson & Sessions Plan with 15, 12, 6, 14 and 7 years of credited service, respectively, under the Lamson & Sessions Plan. The Company has entered into amended and restated SERPS with Messrs. Schulze and Abel. Messrs. Schulze and Abel will not be able to achieve thirty years of service on their normal retirement dates.

     The SERPS provide that the executive will receive, upon normal retirement, a supplemental retirement benefit equal to the difference between (i) the amount that would have been payable to the executive under the Lamson & Sessions Plan, without regard to any federal statutory limitation on the annual amount of benefits payable under the Lamson & Sessions Plan and the amount of compensation taken into account in calculating benefits under the Lamson & Sessions Plan, as if the executive had completed thirty years of service with the Company, and
(ii) the amount actually payable to the executive under the Lamson & Sessions Plan or under any other applicable plan for which the executive meets the eligibility requirements. The SERPS also provide for, among other things, disability benefits and benefits in the event the executive's employment with the Company is terminated under certain circumstances prior to retirement and in the event of the executive's death prior to retirement under certain circumstances.

AGREEMENTS WITH CERTAIN OFFICERS

     Lamson has entered into agreements with Messrs. Abel, Gutierrez, Sutterer and Catani (the "Executive Change-in-Control Agreements"), which specify certain financial arrangements that the Company will provide upon the termination of such individuals' employment with the Company under circumstances involving a "change in control" (as defined in the Executive Change-in-Control Agreements) of the Company. The Executive Change-in-Control Agreements are intended to ensure continuity and stability of senior management of the Company.

     Each of the Executive Change-in-Control Agreements provides that, in the event of a "change in control" of the Company, the individual would continue employment with the Company in the individual's then current position for a term of two years following the "change in control." Following a "change in control" the individual would be entitled during the ensuing period of employment to receive base compensation and to continue to participate in incentive and employee benefit plans consistent with past practices. Upon the occurrence of a "change in control" followed by (i) a significant adverse change in the nature or scope of the individual's duties or compensation, (ii) the individual's determination of being unable effectively to carry out the current duties and responsibilities, (iii) relocation of the individual's principal work location to a place more than fifty miles from the principal work location immediately prior to the "change in control," (iv) the liquidation, merger or sale of the Company (unless the new entity assumes the Executive Change-in-Control Agreement) or (v) a material breach of the Executive Change-in-Control Agreement, the individual would be entitled to resign and would be entitled to receive a lump sum payment equal to the present value of the then current base compensation and incentive compensation (based on historical experience). The individual would also be entitled to continue to participate in employee benefit plans consistent with past practices for the remaining period of employment provided in his Executive Change-in-Control Agreement. In the case of a "change in control," the Executive Change-in-Control Agreements also provide for protection of certain retirement benefits which would have been earned during the years for which severance was paid and reimbursement for any additional tax liability incurred as a result of excise taxes imposed or payments deemed to be attributable to the "change in control."

     The Executive Change-in-Control Agreements do not create employment obligations for the Company unless a "change in control" has occurred, prior to which time the Company and the individual each reserves the right to terminate the employment relationship. Both before and after the occurrence of a "change in control" the Company may terminate the employment of any of such individuals for "cause."

     The Company has established trust agreements pursuant to which amounts payable under the SERPS, the Executive Change-in-Control Agreements and certain expenses incurred by the officers in enforcing their rights under these arrangements, must be deposited by the Company in trust and expended by the trustee for such purposes. Such trusts are revocable, but upon the occurrence of certain "change in control" events affecting the Company, will become irrevocable. The trusts are currently nominally funded, but the Company is obligated to fund them fully upon the occurrence of the "change in control" events.

     The Company has also entered into Indemnification Agreements with each current member of the Board of Directors as well as each of the Company's executive officers. These agreements provide that, to the extent permitted by Ohio law, the Company will indemnify the director or officer against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the director or officer in connection with any suit in which the director or officer is a party or otherwise involved as a result of the individual's service as a member of the Board of Directors or as an officer if the individual's conduct that gave rise to such liability meets certain prescribed standards.

            GOVERNANCE, NOMINATING AND COMPENSATION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Governance, Nominating and Compensation Committee of the Board of Directors (the "Committee") is composed entirely of nonemployee directors and has been delegated the responsibility of approving the cash and non-cash compensation of all executive officers of the Company and making recommendations to the Board of Directors with respect to the establishment of the Company's executive compensation plans. No member of the Committee has interlocking relationships, reporting of which is required by applicable rules of the SEC.

     In administering the various executive compensation plans, the aim of the Committee is to attract and retain key executives critical to the long-term success of the Company, to create incentives for executives to achieve long-term strategic management objectives that enhance shareholder value, to provide a balance between annual and long-term forms of compensation and, above all, to ensure that total compensation is performance-oriented and related to Company goals and objectives, using measurable criteria to the extent possible.

     The Committee has considered the impact of Section 162(m) of the Code, which disallows a deduction to publicly-held companies for compensation paid to any executive officer whose compensation exceeds $1 million per year. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Committee believes that Section 162(m) should not cause the Company to be denied a deduction for compensation paid to any executive officer in 2002.

EXECUTIVE OFFICER BASE COMPENSATION

     Each executive officer's base salary is reviewed by the Committee at the time of the officer's annual performance review. The base salary is recommended to the Committee by the Chairman of the Board and Chief Executive Officer (the "Chairman") and falls within a salary range for each officer's job function that has been established by an independent executive compensation consultant, based, in part, on information collected by the consultant concerning compensation for executives with similar responsibilities at companies with comparable size and geographic location. Typically, salaries fall throughout the range and are not based on an arbitrary percentage of the highest salary within the range. In each case, the Committee reviews the recommendation of the Chairman and approves the salary only after making an independent assessment of the individual executive's performance.

     Mr. Schulze's compensation is based upon the same factors considered with regard to executive officer compensation generally. The components making up his 2002 compensation included base salary, short-term incentive compensation and stock options. Under the Short-Term Incentive Plan for 2002, sixty percent of Mr. Schulze's base salary represents his target award, the achievement of which was contingent upon the attainment of specific financial performance goals. The Committee's award of stock options to Mr. Schulze under the 1998 Plan was based on the same methodology used to calculate the awards of options to other executive officers under the 1998 Plan and designed to further align Mr. Schulze's interests with those of other shareholders of the Company.

     In determining Mr. Schulze's compensation, the Committee considered the Company's performance. The Committee discusses and determines priorities with Mr. Schulze at the beginning of the year and discusses his performance with respect to these priorities periodically during the year and at the end of the year.

     Mr. Schulze is not present when the Committee reviews his performance and determines his compensation.

SHORT-TERM INCENTIVE COMPENSATION

     Under the Company's Short-Term Incentive Plan, target award levels are established annually by the Committee for each executive officer of the Company. In 2002, Mr. Schulze's award is based solely on the financial performance of the Company expressed in terms of earnings before interest, taxes, depreciation and amortization (EBITDA). Other executive officers' achievement of target awards is based 80 percent on the financial performance of the Company and 20 percent on the achievement of specific personal goals and objectives. In 2002, the Company's Short-Term Incentive Plan provided target award opportunities for executive officers that ranged from 35 to 60 percent of base salary, although amounts could vary above and below that range depending upon Company performance and individual accomplishment.

STOCK OPTIONS AND LONG-TERM INCENTIVE COMPENSATION

     The Committee also is charged with the responsibility of administering the 1998 Plan, under which stock options are granted to executive officers and other employees of the Company. The Committee believes that stock options align the interests of the executive officers with those of the shareholders, providing a way in which the executive officers can build a meaningful stake in the Company. Accordingly, the Committee has approved the implementation of stock ownership guidelines for the executive officers that are to be achieved over a fixed period of time. The guidelines are based on each executive officer's respective salary compensation level and they will be reviewed by the Committee at appropriate intervals.

     The Committee fixes the terms, vesting requirements and the size of the grants of stock options awarded to the executive officers without regard to the amount of options or the expiration dates of options already held by executive officers. The size of each grant is based on the duties, responsibilities, performance and experience of the executive officer and his anticipated contribution to the Company. Options granted to executive officers vest one-third on each anniversary over three years, with the number of shares vested in each year rounded to the nearest whole share.

     Because stock options under the 1998 Plan and grants under the Company's Long-Term Incentive Plan are both forms of long-term executive compensation, grants under both plans are generally considered at the same time. Awards under the Long-Term Incentive Plan are made in the form of performance units payable upon the achievement of three-year corporate goals, currently expressed in terms of financial performance. The Committee determines the goals under which these awards are made from year to year. The Committee did not approve the grant of performance units to executive officers for 2002.

                       GOVERNANCE, NOMINATING AND COMPENSATION COMMITTEE

                       D. Van Skilling, Chairman           John C. Dannemiller
                       James T. Bartlett                   A. Malachi Mixon, III
                       Francis H. Beam, Jr.

COMPANY STOCK PERFORMANCE

     The following performance graph compares the five year cumulative return, including reinvestment of dividends, from investing $100 on December 31, 1997 in each of the Company's Common Shares, the Russell 2000 Index and Standard & Poor's Small Industrials Index.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                                    [GRAPH]

------------------------------------------------------------------------------------------------------------------
                                              12/97       12/98       12/99       12/00       12/01       12/02
------------------------------------------------------------------------------------------------------------------
 Lamson & Sessions                           100.00       88.17       83.87      180.65       90.32       55.40
------------------------------------------------------------------------------------------------------------------
 Russell 2000                                100.00       97.45      118.17      114.60      117.45       93.30
------------------------------------------------------------------------------------------------------------------
 Standard & Poor's Small Cap 600
 Industrials                                 100.00      101.40      101.81      108.36      109.40       96.72
------------------------------------------------------------------------------------------------------------------

     There can be no assurances that the Company's stock performance will continue into the future with the same or similar trends depicted in the performance graph above. The Company does not make or endorse any predictions as to future stock performance.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Each of the Named Executive Officers beneficially owned the number of Common Shares indicated opposite his name as of January 17, 2003. Except for Mr. Schulze who beneficially owns 6.01% and Mr. Abel who beneficially owns 2.88% of the Company's Common Shares, none of the other Named Executive Officers beneficially owns as much as one percent of the Company's Common Shares.

                                             AMOUNT AND NATURE
                                               OF BENEFICIAL
NAME                                          OWNERSHIP(1)(2)
----                                         -----------------
John B. Schulze...........................        950,026
James J. Abel.............................        454,643
Donald A. Gutierrez.......................        113,407
Norman P. Sutterer........................        147,843
Albert J. Catani, II......................         96,183

---------------

(1) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after January 17, 2003 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 661,666; Mr. Abel -- 305,667; Mr.
    Gutierrez -- 93,666; Mr. Sutterer -- 123,667 and Mr. Catani -- 73,167.

(2) Includes shares held jointly or in the name of the officer's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 30,700 shares owned by his wife, as to which he has disclaimed beneficial ownership. No other Named Executive Officer has disclaimed beneficial ownership of any shares.

                         CERTAIN BUSINESS RELATIONSHIPS

     During the past fiscal year, the Company, in the normal course of business, utilized the services of the law firm of Jones Day in which Mr. Coquillette is a partner. The Company plans to continue using the services of the firm in 2003.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Lamson's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC, the NYSE and the Pacific Stock Exchange, and to provide Lamson with copies of such reports.

     Based solely on review of the copies of such reports furnished to the Company, or written representation that no forms were required to be filed, the Company believes that during the year ended December 28, 2002, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                             AUDIT COMMITTEE REPORT

     The Board of Directors of the Company adopted a written Audit Committee Charter. All members of the Audit Committee are independent as defined in
Section 303.01(B)(2)(a) and (3) of the NYSE's current listing standards. The Audit Committee has implemented procedures through which it devotes the attention that it deems necessary and appropriate to carry out its responsibilities, during a fiscal year, in each of the matters assigned to it under the Audit Committee Charter. The Audit Committee is currently in the process of reviewing and revising its Charter in order to conform with the applicable rules with respect to audit committees adopted or proposed pursuant to the Sarbanes-Oxley Act, the SEC and by the NYSE. The Audit Committee will approve its revised Charter after all such rules have been adopted.

     The Audit Committee has reviewed and discussed with the Company's management and Ernst & Young LLP, ("Ernst & Young") the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report to Shareholders for the year ended December 28, 2002. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees) and SAS No. 90 (Audit Committee Communications).

     The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with Ernst & Young their independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Ernst & Young is compatible with maintaining their independence and has pre-approved all non-audit services.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002, filed with the U.S. Securities and Exchange Commission.

                                 AUDIT COMMITTEE

                                 Francis H. Beam, Jr., Chairman
                                 Martin J. Cleary
                                 George R. Hill

                              INDEPENDENT AUDITORS

     For many years the firm of Ernst & Young in Cleveland, Ohio, has served as independent auditors to the Company. In February 2002, Ernst & Young was reappointed by the Board of Directors of the Company, on the recommendation of the Audit Committee, as the Company's independent auditors for the fiscal year ended December 28, 2002. Representatives of Ernst & Young are expected to be present at the meeting and will have the opportunity to make a statement if they so desire. They are expected to be available to respond to proper questions regarding the independent auditors' responsibilities.

AUDIT FEES

     Ernst & Young has billed the Company $320,000, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 28, 2002 and the reviews of the interim financial statements included in the Company's Forms 10-Q filed during the fiscal year ended December 28, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young provided no professional services to the Company of the nature described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended December 28, 2002.

ALL OTHER FEES

     Ernst & Young has billed the Company $240,000, in the aggregate, for all other services rendered by them (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended December 28, 2002. This amount includes audit-related services of $196,000 and non-audit services of $44,000. Audit-related services generally include fees for accounting consultations, internal audit and computer security controls review. Non-audit services generally include fees for tax consulting and tax compliance. All fees paid to our external auditors are pre-approved by the Audit Committee prior to the initiation of any work.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in 2004, must be received by the Company's Secretary at its principal office in Cleveland, Ohio, not later than November 28, 2003 for inclusion in the Company's Proxy Statement and Form of Proxy relating to the Annual Meeting of Shareholders in 2004. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for consideration and comply with the proxy rules of the SEC.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the Annual Meeting other than as herein presented. However, if any other matter is properly brought before the Annual Meeting, the persons appointed as proxies in the accompanying proxy will have discretion to vote or act hereon according to their best judgment.

     The Company's 2002 Annual Report, including financial statements, has been mailed contemporaneously with this Proxy Statement.

     By Order of the Board of Directors.

                                            /s/ James J. Abel
                                            JAMES J. ABEL
                                            Executive Vice President, Secretary,
                                            Treasurer and Chief Financial
                                            Officer

                               VOTE BY TELEPHONE

Have your proxy card available when you call the TOLL-FREE NUMBER 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

                                VOTE BY INTERNET

Have your proxy card available when you access the Web site http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

                                  VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the POSTAGE-PAID ENVELOPE provided or return it to: Stock Transfer Dept. (LS) National City Bank, P.O. Box 92301, Cleveland, OH 44193-0900.

   VOTE BY TELEPHONE
Call TOLL-FREE using a
  Touch-Tone phone:
   1-800-542-1160

    VOTE BY INTERNET
Access the WEB SITE and
    Cast your vote:
http://www.votefast.com

    VOTE BY MAIL
Return your Proxy
in the POSTAGE-PAID
 envelope provided

                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
  YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME
            ON APRIL 29, 2003 TO BE COUNTED IN THE FINAL TABULATION.
  IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.


         YOUR CONTROL NUMBER IS:


                      PROXY MUST BE SIGNED AND DATED BELOW.
          PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.

------------------------------------------------------------------------------
                               LAMSON & SESSIONS
                            25701 Science Park Drive
                             Cleveland, Ohio 44122

The undersigned hereby appoints James J. Abel and Lori L. Spencer, and each of them, as proxies, each with the power to appoint a substitute. The undersigned hereby authorizes the proxies to represent and to vote, as designated on the reverse side, all the Common Shares of The Lamson & Sessions Co. held of record by the undersigned on March 4, 2003, at the Annual Meeting of Shareholders to be held on April 30, 2003 or any adjournment(s) thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.


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                                 Signature(s)


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                                 Signature(s)

                                 Date:  ______________________________, 2003

                                 Please sign exactly as name appears. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If a corporation, please sign in corporate name by authorized officer and give title. If a partnership, please sign in partnership name by authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

          PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
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LAMSON & SESSIONS                                                          PROXY
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS, WITH DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY BE BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.


1.  ELECTION OF CLASS II DIRECTORS
    Nominees:

    (01) John C. Dannemiller  (02) George R. Hill  (03) William H. Coquillette

    ELECTION OF CLASS I DIRECTOR
    Nominee:

    (04) D. Van Skilling

[  ]  FOR all nominees listed above         [  ]  WITHHOLD AUTHORITY
      (except as listed to the                    for all nominees listed above
      contrary below)

To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below:

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[  ]  PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING
      OF SHAREHOLDERS.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)